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                                  EXHIBIT 23.1
                                  ------------

                  CONSENT OF RICHARD A. EISNER & COMPANY, LLP
                              INDEPENDENT AUDITORS



     We consent to the incorporation by reference in Form S-8 Registration Statement No. 33-69812 of Just Toys, Inc. and subsidiaries of our report dated March 27, 1995 and April 10, 1995 with respect to Note K[4][a] and K[4][c] which appears in this annual report on Form 10-K/A for the year ended December 31, 1994.



Richard A. Eisner & Company, LLP

New York, New York
August 8, 1996